Lithia Motors Reports Adjusted EPS of $1.05 for Second Quarter 2013, Revenue Up 23%; Increases 2013 Outlook

Lithia Motors Declares $0.13 per Share Dividend for Second Quarter 2013

MEDFORD, OR -- (Marketwired - July 24, 2013) - Lithia Motors, Inc. (NYSE: LAD) today reported the highest quarterly adjusted net income in Company history, and a 42% increase in adjusted net income per share from continuing operations for the second quarter 2013 over the prior year period.

2013 second quarter adjusted income from continuing operations was $27.4 million, or $1.05 per diluted share. This compares to 2012 second quarter adjusted income from continuing operations of $19.4 million, or $0.74 per diluted share.

Unadjusted net income from continuing operations for the second quarter of 2013 was $25.3 million, or $0.97 per diluted share, compared to $20.0 million, or $0.76 per diluted share for 2012. As shown in the attached non-GAAP reconciliation tables, the 2013 second quarter adjusted results from continuing operations exclude an $0.08 per share expense due to a non-core legal reserve related to a case filed in 2006, partially offset by a tax attribute. The 2012 second quarter adjusted results from continuing operations exclude a benefit of $0.02 per share related to a non-core tax attribute.

Second Quarter-over-Quarter Operating Highlights:

  New vehicle same store sales increased 19%
  Used vehicle retail same store sales increased 19%
  Service, body and parts same store sales increased 7%
  Adjusted SG&A expense as a percentage of gross profit decreased 330 basis points to 66%

Second quarter 2013 revenue from continuing operations increased $186.2 million, or 23%, to $1.0 billion from $822.3 million in the second quarter of 2012.

"We exceeded $1.0 billion in quarterly revenue for the first time in our history," said Bryan DeBoer, President and CEO. "The combination of acquisitions and same store sales growth increased revenue by 23% over the prior year. Our adjusted net income from continuing operations increased 41% from the prior year, significantly above the growth in revenue, as we increase our operating leverage. Based on our results through the first six months of the year, we are well on our way towards the first milestone for growth we established late in 2012, where total revenue increases by 25% from full year 2012 results."

For the first six months of 2013, adjusted net income per share from continuing operations increased 42% to $1.89 compared to $1.33 for the first six months of 2012. Unadjusted, for the first six months of 2013, net income from continuing operations was $1.81 per diluted share, compared to $1.39 per diluted share for the first six months of 2012.

Chris Holzshu, SVP and CFO said, "Adjusted SG&A as a percentage of gross profit was 66.0% in the second quarter, and 67.5% for the first six months of 2013. This is a record result and is primarily a result of our stores' continued focus on maintaining incremental throughput, or the percentage of additional same store gross profit dollars that we retain after deducting selling costs, above 50%. On a same store basis and adjusted for certain non-core items, incremental throughput was 56.5% in the second quarter and 52.9% for the first six month of 2013."

Corporate Development
On June 10, 2013, we purchased BMW, Honda and Volkswagen stores in Salem, Oregon, with estimated annualized revenues of $110 million. In April 2013, we opened a MINI store in Anchorage, Alaska with estimated annualized revenues of $13 million.

Bryan DeBoer, President and CEO, stated, "We continue to seek exclusive franchises in the markets we serve and view acquisitions as one of the long term drivers of growth for Lithia. We believe that additional acquisition opportunities meeting both our strategic and return requirements remain available in the marketplace."

Balance Sheet Update
We ended the second quarter with $20 million in cash and $91 million in available credit on our credit facilities. Additionally, approximately $164 million of operating real estate is currently unfinanced, which we estimate could provide up to an additional $123 million in available liquidity, for total liquidity of $234 million.

Dividend Payment
Lithia announced that the Board of Directors has approved a dividend of $0.13 per share for the second quarter 2013. Lithia will pay the dividend August 23, 2013 to shareholders of record on August 9, 2013.

Increased Outlook for 2013
We project 2013 third quarter earnings of $1.06 to $1.08 per diluted share and full year 2013 earnings of $3.80 to $3.85 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues of $3.9 to $4.0 billion
  New vehicle same store sales increasing 17.0%
  New vehicle gross margin of 6.6% to 6.8%
  Used vehicle same store sales increasing 16.5%
  Used vehicle gross margin of 14.7% to 14.9%
  Service body and parts same store sales increasing 7.0%
  Service body and parts gross margin of 48.8% to 49.0%
  Finance and insurance gross profit of $1,100 per unit
  Tax rate of 39.5%
  Average diluted shares outstanding of 26.2 million
  Capital expenditures of $55 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter results has been added to www.lithiainvestorrelations.com.

To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts. A playback of the conference call will be available on July 24, 2013 through August 8, 2013 by calling 877-660-6853 (Conference ID: 417561).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new vehicles and all brands of used vehicles at 91 stores in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," or "will" and similar references to future periods. Examples of forward-looking statements in this press release include our outlook of earnings per share results and the assumptions that underlie them.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), government regulations, legislation and others set forth from time to time in our filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                              Three months ended                     %
                                   June 30,          Increase    Increase
                            ----------------------
                               2013        2012     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Revenues:
New vehicle retail          $  569,487  $  455,939  $  113,548        24.9%
Used vehicle retail            258,465     207,341      51,124        24.7
Used vehicle wholesale          37,691      35,106       2,585         7.4
Finance and insurance           34,218      27,184       7,034        25.9
Service, body and parts         94,462      85,456       9,006        10.5
Fleet and other                 14,182      11,316       2,866        25.3
                            ----------  ----------  ----------  ----------
  Total revenues             1,008,505     822,342     186,163        22.6
Cost of sales:
New vehicle retail             530,699     422,373     108,326        25.6
Used vehicle retail            219,572     176,350      43,222        24.5
Used vehicle wholesale          36,996      34,810       2,186         6.3
Service, body and parts         47,769      43,782       3,987         9.1
Fleet and other                 13,636      10,931       2,705        24.7
                            ----------  ----------  ----------  ----------
  Total cost of sales          848,672     688,246     160,426        23.3
                            ----------  ----------  ----------  ----------
Gross profit                   159,833     134,096      25,737        19.2
SG&A expense                   109,283      92,990      16,293        17.5
Depreciation and
 amortization                    4,899       4,198         701        16.7
                            ----------  ----------  ----------  ----------
Income from operations          45,651      36,908       8,743        23.7
Floor plan interest expense     (3,036)     (3,054)        (18)       (0.6)
Other interest expense          (1,941)     (2,530)       (589)      (23.3)
Other income, net                  584         819        (235)      (28.7)
                            ----------  ----------  ----------  ----------
Income from continuing
 operations before income
 taxes                          41,258      32,143       9,115        28.4
Income tax expense             (15,977)    (12,138)      3,839        31.6
Income tax rate                   38.7%       37.8%
                            ----------  ----------  ----------  ----------
Income from continuing
 operations                 $   25,281  $   20,005  $    5,276        26.4%
Income from discontinued
 operations, net of tax            274         486        (212)      (43.6)
                            ----------  ----------  ----------  ----------
Net income                  $   25,555  $   20,491  $    5,064        24.7%

Diluted net income per
 share:
Continuing operations       $     0.97  $     0.76  $     0.21        27.6%
Discontinued operations           0.01        0.02       (0.01)      (50.0)
                            ----------  ----------  ----------  ----------
Net income per share        $     0.98  $     0.78  $     0.20        25.6%
                            ==========  ==========  ==========  ==========

Diluted shares outstanding      26,134      26,185         (51)       (0.2)%

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

                              Three months ended                     %
                                   June 30,          Increase    Increase
                            ----------------------
                               2013        2012     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Gross margin
New vehicle retail                 6.8%        7.4%   (60) bps
Used vehicle retail               15.0        14.9      10 bps
Used vehicle wholesale             1.8         0.8     100 bps
Finance and insurance            100.0       100.0       - bps
Service, body and parts           49.4        48.8      60 bps
Fleet and Other                    3.8         3.4      40 bps
Gross profit margin               15.8        16.3    (50) bps

Unit sales
New vehicle retail              17,024      13,974     3,050          21.8%
Used vehicle retail             14,074      11,604     2,470          21.3
Used vehicle wholesale           5,241       4,512      729           16.2
Total units sold                36,339      30,090     6,249          20.8

Average selling price
New vehicle retail          $   33,452  $   32,628  $      824         2.5%
Used vehicle retail             18,365      17,868         497         2.8
Used vehicle wholesale           7,192       7,781        (589)       (7.6)

Average gross profit per
 unit
New vehicle retail          $    2,278  $    2,402  $     (124)       (5.2)%
Used vehicle retail              2,763       2,671          92         3.4
Used vehicle wholesale             133          66          67       101.5
Finance and insurance            1,100       1,063          37         3.5

Revenue mix
New vehicle retail                56.5%       55.4%
Used vehicle retail               25.6        25.2
Used vehicle wholesale             3.7         4.3
Finance and insurance, net         3.4         3.3
Service, body and parts            9.4        10.4
Fleet and other                    1.4         1.4

                                   Adjusted               As reported
                            ----------------------  ----------------------
                              Three months ended      Three months ended
                                   June 30,                June 30,
                            ----------------------  ----------------------
Other metrics                  2013        2012        2013        2012
                            ----------  ----------  ----------  ----------
SG&A as a % of revenue            10.5%       11.3%       10.8%       11.3%
SG&A as a % of gross profit       66.0        69.3        68.4        69.3
Operating profit as a % of
 revenue                           4.9         4.5         4.5         4.5
Operating profit as a % of
 gross profit                     30.9        27.5        28.6        27.5
Pretax margin                      4.5         3.9         4.1         3.9
Net profit margin                  2.7         2.4         2.5         2.4

NM - not meaningful

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                                Three months ended                   %
                                     June 30,        Increase    Increase
                              ---------------------
                                 2013       2012    (Decrease)  (Decrease)
                              ---------- ---------- ----------  ----------
Revenues
New vehicle retail            $  541,740 $  455,658 $   86,082        18.9%
Used vehicle retail              246,004    207,269     38,735        18.7
Used vehicle wholesale            35,609     35,065        544         1.6
Finance and insurance             32,582     27,011      5,571        20.6
Service, body and parts           91,445     85,427      6,018         7.0
Fleet and other                   14,051     11,179      2,872        25.7
                              ---------- ---------- ----------
Total revenues                $  961,431 $  821,609 $  139,822        17.0

Gross profit
New vehicle retail            $   36,597 $   33,556 $    3,041         9.1%
Used vehicle retail               37,102     30,971      6,131        19.8
Used vehicle wholesale               861        298        563       188.9
Finance and insurance             32,582     27,011      5,571        20.6
Service, body and parts           44,100     40,775      3,325         8.2
Fleet and other                      407        246        161        65.4
                              ---------- ---------- ----------
Total gross profit            $  151,649 $  132,857 $   18,792        14.1

Unit sales
New vehicle retail                16,212     13,966      2,246        16.1%
Used vehicle retail               13,457     11,603      1,854        16.0
Used vehicle wholesale             4,979      4,511        468        10.4
Total units sold                  34,648     30,080      4,568        15.2

Average selling price
New vehicle retail            $   33,416 $   32,626 $      790         2.4%
Used vehicle retail               18,281     17,863        418         2.3
Used vehicle wholesale             7,152      7,773       (621)       (8.0)

Average gross profit per unit
New vehicle retail            $    2,257 $    2,403 $     (146)       (6.1)%
Used vehicle retail                2,757      2,669         88         3.3
Used vehicle wholesale               173         66        107       162.1
Finance and insurance              1,098      1,056         42         4.0

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands except per share data)

                             Six months ended                        %
                                 June 30,            Increase    Increase
                         ------------------------
                             2013         2012      (Decrease)  (Decrease)
                         -----------  -----------  -----------  ----------
Revenues:
New vehicle retail       $ 1,062,928  $   848,885  $   214,043        25.2%
Used vehicle retail          497,693      397,960       99,733        25.1
Used vehicle wholesale        77,197       68,463        8,734        12.8
Finance and insurance         65,881       52,060       13,821        26.5
Service, body and parts      184,902      169,000       15,902         9.4
Fleet and other               22,984       24,220       (1,236)       (5.1)
                         -----------  -----------  -----------  ----------
  Total revenues           1,911,585    1,560,588      350,997        22.5
Cost of sales:
New vehicle retail           989,493      785,067      204,426        26.0
Used vehicle retail          423,827      338,692       85,135        25.1
Used vehicle wholesale        75,528       67,770        7,758        11.4
Service, body and parts       94,430       87,191        7,239         8.3
Fleet and other               22,036       23,438       (1,402)       (6.0)
                         -----------  -----------  -----------  ----------
  Total cost of sales      1,605,314    1,302,158      303,156        23.3
                         -----------  -----------  -----------  ----------
Gross profit                 306,271      258,430       47,841        18.5
Asset impairments                  -          115         (115)     (100.0)
SG&A expense                 210,414      181,429       28,985        16.0
Depreciation and
 amortization                  9,620        8,336        1,284        15.4
                         -----------  -----------  -----------  ----------
Income from operations        86,237       68,550       17,687        25.8
Floor plan interest
 expense                      (6,485)      (5,956)         529         8.9
Other interest expense        (4,302)      (5,257)        (955)      (18.2)
Other income, net              1,385        1,317           68         5.2
                         -----------  -----------  -----------  ----------
Income from continuing
 operations before income
 taxes                        76,835       58,654       18,181        31.0
Income tax expense           (29,672)     (22,015)       7,657        34.8
Income tax rate                 38.6%        37.5%
                         -----------  -----------  -----------  ----------
Income from continuing
 operations              $    47,163  $    36,639  $    10,524        28.7%
Income from discontinued
 operations, net of tax          447          648         (201)      (31.0)
                         -----------  -----------  -----------  ----------
Net income               $    47,610  $    37,287  $    10,323        27.7%

Diluted net income per
 share:
Continuing operations    $      1.81  $      1.39  $      0.42        30.2%
Discontinued operations         0.01         0.03        (0.02)      (66.7)
                         -----------  -----------  -----------  ----------
Net income per share     $      1.82  $      1.42  $      0.40        28.2%
                         ===========  ===========  ===========  ==========

Diluted shares
 outstanding                  26,120       26,331         (211)       (0.8)%

Lithia Motors, Inc.
Key Performance Metrics
(Unaudited)

                               Six months ended                      %
                                   June 30,          Increase    Increase
                            ----------------------
                               2013        2012     (Decrease)  (Decrease)
                            ----------  ----------  ----------  ----------
Gross margin
New vehicle retail                 6.9%        7.5%   (60) bps
Used vehicle retail               14.8        14.9    (10) bps
Used vehicle wholesale             2.2         1.0     120 bps
Finance and insurance            100.0       100.0       - bps
Service, body and parts           48.9        48.4      50 bps
Fleet and Other                    4.1         3.2      90 bps
Gross profit margin               16.0        16.6    (60) bps

Unit sales
New vehicle retail              31,744      26,112       5,632        21.6%
Used vehicle retail             27,735      22,811       4,924        21.6
Used vehicle wholesale          10,565       8,993       1,572        17.5
Total units sold                70,044      57,916      12,128        20.9

Average selling price
New vehicle retail          $   33,484  $   32,509  $      975         3.0%
Used vehicle retail             17,945      17,446         499         2.9
Used vehicle wholesale           7,307       7,613        (306)       (4.0)

Average gross profit per
 unit
New vehicle retail          $    2,313  $    2,444  $     (131)       (5.4)%
Used vehicle retail              2,663       2,598          65         2.5
Used vehicle wholesale             158          77          81       105.2
Finance and insurance            1,108       1,064          44         4.1

Revenue mix
New vehicle retail                55.6%       54.4%
Used vehicle retail               26.0        25.5
Used vehicle wholesale             4.0         4.4
Finance and insurance, net         3.5         3.3
Service, body and parts            9.7        10.8
Fleet and other                    1.2         1.6

                                   Adjusted               As reported
                            ----------------------  ----------------------
                               Six months ended        Six months ended
                                   June 30,                June 30,
                            ----------------------  ----------------------
Other metrics                  2013        2012        2013        2012
                            ----------  ----------  ----------  ----------
SG&A as a % of revenue            10.8%       11.7%       11.0%       11.6%
SG&A as a % of gross profit       67.5        70.5        68.7        70.2
Operating profit as a % of
 revenue                           4.7         4.4         4.5         4.4
Operating profit as a % of
 gross profit                     29.4        26.3        28.2        26.5
Pretax margin                      4.2         3.7         4.0         3.8
Net profit margin                  2.6         2.2         2.5         2.3

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

                               Six months ended                      %
                                   June 30,          Increase    Increase
                           -----------------------
                               2013        2012     (Decrease)  (Decrease)
                           ----------- ----------- -----------  ----------
Revenues
New vehicle retail         $ 1,015,760 $   844,125 $   171,635        20.3%
Used vehicle retail            473,753     394,769      78,984        20.0
Used vehicle wholesale          72,045      67,808       4,237         6.2
Finance and insurance           62,560      50,980      11,580        22.7
Service, body and parts        179,192     167,793      11,399         6.8
Fleet and Other                 22,688      23,915      (1,227)       (5.1)
                           ----------- ----------- -----------
Total revenues             $ 1,825,998 $ 1,549,390 $   276,608        17.9

Gross profit
New vehicle retail         $    69,503 $    63,351 $     6,152         9.7%
Used vehicle retail             70,850      58,939      11,911        20.2
Used vehicle wholesale           1,760         744       1,016       136.6
Finance and insurance           62,560      50,980      11,580        22.7
Service, body and parts         85,926      79,503       6,423         8.1
Fleet and Other                    675         516         159        30.8
                           ----------- ----------- -----------
Total gross profit         $   291,274 $   254,033 $    37,241        14.7

Unit sales
New vehicle retail              30,363      25,970       4,393        16.9%
Used vehicle retail             26,507      22,618       3,889        17.2
Used vehicle wholesale           9,969       8,898       1,071        12.0
Total units sold                66,839      57,486       9,353        16.3

Average selling price
New vehicle retail         $    33,454 $    32,504 $       950         2.9%
Used vehicle retail             17,873      17,454         419         2.4
Used vehicle wholesale           7,227       7,621        (394)       (5.2)

Average gross profit per
 unit
New vehicle retail         $     2,289 $     2,439 $      (150)       (6.2)%
Used vehicle retail              2,673       2,606          67         2.6
Used vehicle wholesale             177          84          93       110.7
Finance and insurance            1,100       1,049          51         4.9

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                                       As of
                                      --------------------------------------
                                        June 30,   December 31,   June 30,
                                          2013         2012         2012
                                      ------------ ------------ ------------
Days Supply(1)
New vehicle inventory                      76           76           74
Used vehicle inventory                     51           56           52

(1) Days supply calculated based on current inventory levels, excluding in-
transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
                                                              As of June 30,
                                         Requirement               2013
                                ----------------------------  --------------
Current ratio                        Not less than 1.20 to 1       1.43 to 1
Fixed charge coverage ratio          Not less than 1.20 to 1       3.23 to 1
Leverage ratio                       Not more than 5.00 to 1       1.83 to 1
Funded debt restriction           Not more than $375 million  $171.0 million

Lithia Motors, Inc.
Other Highlights (Unaudited)

                                     Three months ended   Six months ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2013      2012      2013      2012
                                     --------  --------  --------  --------
New vehicle unit sales brand mix
Chrysler                                 29.9%     32.3%     30.5%     32.1%
General Motors                           16.2      16.3      16.1      15.5
Toyota                                   14.6      13.8      14.7      13.4
Subaru                                    7.6       6.9       7.6       7.2
Honda, Acura                              7.2       7.3       7.0       7.0
BMW, MINI                                 6.4       6.5       6.4       6.7
Ford                                      6.0       5.1       6.0       5.4
Nissan                                    2.9       2.6       2.8       2.9
Mercedes                                  2.7       1.8       2.5       1.9
Hyundai                                   2.7       3.9       2.8       4.0
Volkswagen, Audi                          2.3       1.8       2.1       2.0
Kia                                       0.5       0.9       0.6       1.0
Mazda                                     0.5       0.5       0.5       0.6
Other                                     0.5       0.3       0.4       0.3

                                     Three months ended   Six months ended
                                          June 30,            June 30,
                                     ------------------  ------------------
                                       2013      2012      2013      2012
                                     --------  --------  --------  --------
Revenue geographic mix
Texas                                    25.0%     25.9%     25.3%     25.5%
Oregon                                   20.5      19.5      20.7      20.2
California                               10.5      10.5      10.6      10.5
Montana                                   8.8       9.0       8.9       8.8
Alaska                                    8.2       8.7       7.7       8.8
Washington                                8.1       8.1       8.1       7.9
Iowa                                      5.0       4.9       4.8       4.8
Idaho                                     5.0       5.3       5.1       5.4
Nevada                                    4.7       4.5       4.7       4.8
North Dakota                              2.6       2.5       2.5       2.3
New Mexico                                1.6       1.1       1.6       1.0

                                       As of July 24,
                                            2013
                                     ------------------
                                       # of      % of
Current store count mix               stores     total
                                     --------  --------
Chrysler                                   23      25.2%
General Motors                             13      14.3
Honda, Acura                               10      11.0
Toyota                                      9       9.9
BMW, MINI                                   9       9.9
Hyundai                                     5       5.5
Ford                                        5       5.5
Mercedes                                    4       4.4
Subaru                                      4       4.4
Nissan                                      3       3.3
Volkswagen, Audi                            3       3.3
Other                                       3       3.3

Lithia Motors, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands)

                                       June 30, 2013     December 31, 2012
                                    ------------------  -------------------
Cash and cash equivalents           $           20,257  $            42,839
Trade receivables, net                         143,833              133,149
Inventories, net                               783,840              723,326
Deferred income taxes                            2,824                3,832
Other current assets                             9,856               17,484
Assets held for sale                            10,733               12,579
                                    ------------------  -------------------
Total current assets                $          971,343  $           933,209

Property and equipment, net                    443,516              425,086
Goodwill                                        40,313               32,047
Franchise value                                 66,465               62,429
Deferred income taxes                           22,190               17,123
Other non-current assets                        28,689               22,808
                                    ------------------  -------------------
Total assets                        $        1,572,516  $         1,492,702
                                    ==================  ===================

Floor plan notes payable            $           16,912  $            13,454
Floor plan notes payable: non trade            570,025              568,130
Current maturities of long-term debt             6,951                8,182
Trade payables                                  44,121               41,589
Accrued liabilities                             90,290               81,602
Liabilities related to assets held
 for sale                                        6,378                8,347
                                    ------------------  -------------------
Total current liabilities           $          734,677  $           721,304

Long-term debt                                 294,073              286,876
Deferred revenue                                38,557               33,589
Other long-term liabilities                     29,058               22,832
                                    ------------------  -------------------
Total liabilities                   $        1,096,365  $         1,064,601
                                    ------------------  -------------------

Class A common stock                           265,599              268,801
Class B common stock                               319                  343
Additional paid-in capital                      18,577               12,399
Accumulated other comprehensive loss            (1,771)              (2,615)
Retained earnings                              193,427              149,173
                                    ------------------  -------------------
Total liabilities & stockholders'
 equity                             $        1,572,516  $         1,492,702
                                    ==================  ===================

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In thousands)

                                                        Six months ended
                                                            June 30,
                                                     ----------------------
                                                        2013        2012
                                                     ----------  ----------
Net income                                           $   47,610  $   37,287

Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
Asset impairments                                             -         115
Depreciation and amortization                             9,620       8,336
Depreciation and amortization within discontinued
 operations                                                   -         124
Stock-based compensation                                  2,603       1,512
Gain on disposal of assets                                   33        (983)
Deferred income taxes                                       825         302
Excess tax benefit from share-based payment
 arrangements                                            (5,408)     (1,026)
(Increase) decrease:
  Trade receivables, net                                (10,684)    (18,305)
  Inventories                                           (48,899)   (109,592)
  Other current assets                                    5,980       4,680
  Other non-current assets                               (3,394)     (1,847)
Increase (decrease):
  Floor plan notes payable                                3,384     (94,305)
  Trade payables                                          2,078       7,289
  Accrued liabilities                                    10,256       7,670
  Other long-term liabilities and deferred revenue       10,445       6,700
                                                     ----------  ----------
Net cash provided by (used in) operating activities  $   24,449  $ (152,043)
                                                     ==========  ==========

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In thousands)

                                                         Six months ended
                                                             June 30,
                                                      ---------------------
Net cash provided by (used in) operating activities      2013       2012
                                                      ---------- ----------
As reported                                           $   24,449 $ (152,043)
  Floor plan notes payable, non-trade                      5,989    251,844
                                                      ---------- ----------
Adjusted                                              $   30,438 $   99,801
                                                      ========== ==========

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                    Three months ended June 30, 2013
                             ----------------------------------------------
                                            Legal
                                 As        accrual       Tax
                              reported   adjustment   attribute   Adjusted
                             ----------  ----------  ----------  ----------
Selling, general and
 administrative              $  109,283  $   (3,813) $        -  $  105,470

Income from operations       $   45,651  $    3,813  $        -  $   49,464

Income from continuing
 operations before income
 taxes                       $   41,258  $    3,813  $        -  $   45,071
Income tax expense              (15,977)     (1,484)       (228)    (17,689)
                             ----------  ----------  ----------  ----------
Net income from continuing
 operations                  $   25,281  $    2,329  $     (228) $   27,382
                             ==========  ==========  ==========  ==========

Diluted earnings per share
 from continuing operations  $     0.97  $     0.09  $    (0.01) $     1.05
Diluted share count              26,134

                                         Three months ended June 30, 2012
                                      -------------------------------------
                                                       Tax
                                      As reported   attribute     Adjusted
                                      -----------  -----------  -----------
Income from continuing operations
 before income taxes                  $    32,143  $         -  $    32,143
Income tax expense                        (12,138)        (573)     (12,711)
                                      -----------  -----------  -----------
Net income from continuing operations $    20,005  $      (573) $    19,432
                                      ===========  ===========  ===========

Diluted earnings per share from
 continuing operations                $      0.76  $     (0.02) $      0.74
Diluted share count                        26,185

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands, except for per share data)

                                     Six months ended June 30, 2013
                             ----------------------------------------------
                                            Legal
                                 As        accrual       Tax
                              reported   adjustment   attribute   Adjusted
                             ----------  ----------  ----------  ----------
Selling, general and
 administrative              $  210,414  $   (3,813) $        -  $  206,601

Income from operations       $   86,237  $    3,813  $        -  $   90,050

Income from continuing
 operations before income
 taxes                       $   76,835  $    3,813  $        -  $   80,648
Income tax expense              (29,672)     (1,484)       (228)    (31,384)
                             ----------  ----------  ----------  ----------
Net income from continuing
 operations                  $   47,163  $    2,329  $     (228) $   49,264
                             ==========  ==========  ==========  ==========

Diluted earnings per share
 from continuing operations  $     1.81  $     0.09  $    (0.01) $     1.89
Diluted share count              26,120

                              Six months ended June 30, 2012
               ------------------------------------------------------------
                               Asset
                             impairment
                                and
                              disposal     Equity        Tax
               As reported      gain     investment   attribute   Adjusted
               -----------  -----------  ----------  ----------  ----------
Asset
 impairments   $       115  $      (115) $        -  $        -  $        -
Selling,
 general and
 administrative    181,429          739           -           -     182,168

Income from
 operations         68,550         (624)          -           -      67,926

Other income,
 net                 1,317            -        (244)          -       1,073

Income from
 continuing
 operations
 before income
 taxes         $    58,654  $      (624) $     (244) $        -  $   57,786
Income tax
 expense           (22,015)         244          95      (1,066)    (22,742)
               -----------  -----------  ----------  ----------  ----------
Net income from
 continuing
 operations    $    36,639  $      (380) $     (149) $   (1,066) $   35,044
               ===========  ===========  ==========  ==========  ==========

Diluted
 earnings per
 share from
 continuing
 operations    $      1.39  $     (0.01) $    (0.01) $    (0.04) $     1.33
Diluted share
 count              26,331

Contact:
John North
VP Finance and Controller
(541) 618-5748